UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2011

TransUnion Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-172549	74-3135689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 West Adams Street, Chicago, Illinois		60661
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 23, 2011, the stockholders of TransUnion Corp. (the “Company”) approved an amendment (the “Amendment”) to the TransUnion Corp. 2010 Management Equity Plan (as amended and restated effective February 9, 2011, the “Plan”) which increased the aggregate number of shares of the Company’s non-voting common stock, par value $0.01 per share (“Common Stock”), which may be issued or transferred pursuant to Awards (as such term is defined in the Plan) under the Plan by 1,100,000 shares of Common Stock, such that a total of 4,514,945 shares of Common Stock may be issued or transferred pursuant to Awards under the Plan.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransUnion Corp.

Date: August 24, 2011	/s/ John W. Blenke
John W. Blenke
Executive Vice President, Corporate General Counsel and Secretary